Exhibit 10.22

GMAC Inc.

200 Renaissance Center, M/C482-B14-D46, Detroit, MI. 48265

[Date]

[Full Name]

Re: GMAC Inc. Short-Term Deferred Stock Units

Dear [Participant’s First Name]:

As a result of a recent determination from the Office of the Special Master for TARP Executive Compensation, a portion of your [Year] cash compensation,                             , will be deferred and invested in Short-Term Deferred Stock Units (“Short-Term DSU”) as described below.

This form of compensation remains subject to revision at any time in order to comply with any Federal law or regulation that may govern executive compensation, including but not limited to Title VII of the American Recovery and Reinvestment Act of 2009, the Interim final Rules issued pursuant to this law, and the Troubled Asset Relief Program (collectively the “TARP Rules”). Additionally, the components of your total compensation, as well as the allocation of your total compensation among the various components may be prospectively adjusted at any time at GMAC’s sole discretion.

Investment in Short-Term DSUs will occur on [Date]. Any immediate FICA tax obligation will be withheld from the Short-Term DSUs at this time. The value of the Short-Term DSUs will be based on the value of a Restricted Stock Unit on [Date] and consistent with the Long Term Equity Compensation Incentive Plan or “LTECIP”. The value at the time of any payment (“Settlement Date”) may differ, depending upon increases or decreases in GMAC’s value, as well as adjustments for recapitalization, merger, etc. as outlined in Section 6.2 of the LTECIP.

Unless otherwise specified in any plan document, Short-Term DSUs will not determine any potential severance you may become eligible for. Rather, severance under any applicable plan will be determined based only upon your direct cash compensation in effect prior to the date of this letter.

Subject to requirements of any Federal laws or regulations that may govern executive compensation, including but not limited to the TARP Rules, settlement of your Short-Term DSUs will be made in 26 equal installments beginning with the first payroll in January 2010, or as otherwise may be permitted by the TARP Rules, with each occurrence constituting a “Settlement Date”.

These payments are not subject to forfeiture and will be made pursuant to this Settlement schedule, regardless of your employment status.

Sincerely yours,

Anthony S. Marino
GMAC Group VP and Chief HR Officer
[Date]

[Name]

[Date]

Signature	Date